EXHIBIT 4.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of February 28, 2017, by and among each of the parties listed on the signature pages hereto (the “Holders”) and Exxon Mobil Corporation, a New Jersey corporation (the “Company”). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Section 1.01.

W I T N E S S E T H :

WHEREAS, on January 16, 2017, ExxonMobil Exploration and Production South Inc., a Delaware corporation and wholly-owned indirect subsidiary of the Company (“Buyer”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with LGCA Holdings, L.P., a Delaware series limited partnership, RBBMI Holdings, L.P., a Delaware limited partnership, and SBCA Holdings, L.P., a Texas limited partnership;

WHEREAS, under the Purchase Agreement, the holders will receive shares of Common Stock, without par value, of the Company (the “Common Stock”); and

WHEREAS, resales by the Holders of the Common Stock may be required to be registered under the Securities Act and applicable state securities laws depending upon the status of a Holder or the intended method of distribution of the Common Stock.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.    Definitions. (a) As used in this Agreement, the following terms have the following meanings:

“Adverse Disclosure” means the public disclosure of material nonpublic information concerning any transaction or negotiations involving the Company or any of its consolidated subsidiaries that would materially interfere with such transaction or negotiations.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided, that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Buyer” has the meaning set forth in the recitals.

“Common Stock” has the meaning set forth in the recitals and any stock into which such Common Stock may thereafter be converted or changed.

“Company” has the meaning set forth in the preamble.

“Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto, (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (c) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

“e-mail” has the meaning set forth in Section 3.03.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any transnational, or domestic or foreign, federal, state or local governmental authority, department, court, agency or official, including any political subdivision thereof.

“Holder” has the meaning set forth in the preamble.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Prospectus” means the prospectus included in any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits attached to or incorporated in and all other material incorporated by reference in such registration statement.

“Purchase Agreement” has the meaning set forth in the recitals.

“Registrable Securities” means, at any time, (a) the Common Stock issued to the Holders pursuant to the Purchase Agreement and (b) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (a) above; provided, however, that Registrable Securities shall not include any shares (i) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration, (ii) which have been sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) which are otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a legend and such securities may be resold without subsequent registration under the Securities Act or (iv) which are resaleable under Rule 144 without the need to comply with volume or manner of sale restrictions.

“Registration” means a registration with the SEC of the offer and Sale to the public of any Registrable Securities under the Registration Statement. The terms “Register” and “Registering” shall have correlative meanings.

“Registration Expenses” means all expenses (other than Selling Expenses) arising from or incident to the Company’s performance of or compliance with this Agreement including, without limitation, (a) SEC, stock exchange, FINRA and other registration and filing fees, (b) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including, without limitation, fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) all printing, messenger and delivery expenses, (d) the fees, charges and disbursements of counsel to the Company and of its independent public accountants, reserve engineers, and any other accounting and legal fees, charges and expenses incurred by the Company, (e) the fees and expenses incurred in connection with the listing of the Registrable Securities on the New York Stock Exchange and (f) any stock transfer taxes required to transfer the Common Stock from the Company to Holders.

“Registration Statement” has the meaning set forth in Section 2.01(a).

“Regular Shelf Suspension” has the meaning set forth in Section 2.01(b).

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act, as such rule may be amended from time to time.

“Sale” means the direct or indirect transfer, sale, assignment or other disposition of a security. The terms “Sell” and “Sold” shall have correlative meanings.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means the underwriting fees, discounts and selling commissions applicable to the Transfer of any Registrable Securities by the Holders and all legal expenses of the Holders.

“Shelf Registration Statement” means a Registration Statement of the Company that covers all Registrable Securities (and may cover other securities of the Company) on Form S-3 and under Rule 415 under the Securities Act (or similar provisions then in effect).

“Shelf Suspension” has the meaning set forth in Section 2.01(b).

“Stock Recipient” has the meaning set forth in Section 2.01(a).

“Transfer” means, with respect to any Company securities, (a) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company securities or any economic participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (b) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation or other transfer of such Company securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“Unusual Shelf Suspension” has the meaning set forth in Section 2.01(b).

ARTICLE 2

REGISTRATION

Section 2.01.    Shelf Registration Statement. (a) As a condition to the closing of the transactions contemplated by the Purchase Agreement, the Company has filed with the SEC a Shelf Registration Statement (the “Registration Statement”) (which shall be an Automatic Shelf Registration Statement (as such term is defined in Rule 405 under the Securities Act) if the Company is then eligible to file such a registration statement) registering for resale all Registrable Securities under the Securities Act in accordance with the methods of distribution elected by the Holders and set forth in the Registration Statement, and, if applicable, shall use its commercially reasonable efforts to cause the Registration Statement to become effective under the Securities Act. The Company shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by the Holders until the date as of which there are no Registrable Securities outstanding. Without limiting the foregoing, the Company shall, to the extent not included in the Registration Statement, file on the Closing Date (as such term is defined in the Purchase Agreement) a Prospectus supplement naming each such Holder (subject to receipt of information reasonably requested by the Company necessary to complete such Prospectus supplement). The Registration Statement when declared effective (including the documents incorporated therein by reference) will comply in all material respects as to form with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)    If the continued use of the Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon written notice of such action to the Holders, suspend use of the Registration Statement (an “Unusual Shelf Suspension”). The Company shall not exercise its right hereunder to an Unusual Shelf Suspension on more than two occasions or in aggregate more than sixty days in any six-month period. In addition, the Company may, upon giving written notice to the Holders, suspend the use of the Registration Statement during regular quarterly periods beginning on the first day of the first calendar month of each quarter and ending on the day following the date that the Company releases earnings in respect of the previous calendar quarter (a “Regular Shelf Suspension,” together with an Unusual Shelf Suspension, a “Shelf Suspension”). In the case of a Shelf Suspension, the Holders shall suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, any Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders upon the termination of any Shelf Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders, such number of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Company shall, if necessary, supplement or make amendments to the Registration Statement, if required by the registration form used by the Company for the shelf registration or by the instructions applicable to such registration form or by the Securities Act. The Company and Holders agree that March 1, 2017, shall be considered an Unusual Shelf Suspension.

Section 2.02.    Obligations of the Company. (a) In connection with any Sale of Registrable Securities that will result in such securities no longer being Registrable Securities, the Company will cooperate with the applicable Holder to (i) rescind any Securities Act transfer restrictions or notations applicable to the Registrable Securities and, if the Registrable Securities are certificated, facilitate the timely preparation and delivery of certificates representing Registrable Securities to be Sold and not bearing any restrictive Securities Act legends and (ii) register such Registrable Securities in such denominations and such names as such Holder may request at least two Business Days prior to such Sale of Registrable Securities; provided that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of the Depository Trust Company’s Direct Registration System. In addition, and so long as the applicable Holder is not an Affiliate of the Company in the opinion of counsel to the Company, the Company shall take or cause to be taken such actions as are reasonably necessary in order to cause any legend, notation or similar designation restricting transferability of the Registrable Securities held by such Holder to be removed and to rescind any transfer restrictions or notations applicable to the Registrable Securities effective as of the date that is six months following the Closing Date (as such term is defined in the Purchase Agreement) upon receipt of an undertaking by such Holder that it will not consummate any Sales of such securities prior to the one-year anniversary of the Closing Date if it receives notification by the Company that it is not current in its periodic reports.

(b)    None of the Company, Buyer or any of their respective Affiliates shall have any obligation to facilitate or participate in any underwritten offering, prepare any Prospectus supplement (other than a Prospectus supplement to an existing shelf registration statement to name the Holders as selling shareholders), participate in any due diligence, execute any agreements or certificates or deliver legal opinions or obtain comfort letters in respect of the Registrable Securities or any Sale thereof.

(c)    With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Holder of Registrable Securities to sell securities of the Company to the public without registration, the Company will (i) use its commercially reasonable efforts to file in a timely manner all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder and (ii) make and keep available information necessary to comply with Rule 144 at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time, or any other rules or regulations now existing or hereafter adopted by the SEC.

(d)    Should a Holder Transfer any Registrable Securities owned by it pursuant to (i) a bona-fide gift or (ii) a distribution for no consideration to a direct or indirect owner of such Holder then, upon request by such Holder, the Company shall promptly prepare and file with the SEC a Prospectus supplement, if necessary, to accommodate the sale of Registrable Securities under the Registration Statement by any recipient of Registrable Securities pursuant to clause (i) or (ii) above, and any such recipient shall, upon its agreement in writing to be bound as a Holder by the provisions of this Agreement, thereafter be deemed to be a “Holder” for all purposes of this Agreement.

Section 2.03.    Obligations of the Holders. (a) As a condition precedent to the inclusion of any Registrable Securities in any Shelf Registration, the Company may require each Holder to furnish such information regarding the distribution of such securities and such other information relating to such Holder, its ownership of Registrable Securities and other matters as the Company may from time to time reasonably request in writing. Each such Holder agrees to furnish such information and to cooperate as reasonably necessary to enable the Company to comply with the provisions of this Agreement. If a Holder fails to promptly provide the requested information after prior written notice of such request and the requested information is required by applicable law to be included in the Registration Statement, the Company shall be entitled to refuse to include for registration such Holder’s Registrable Securities in the Registration Statement.

(b)    Each Holder shall, as promptly as reasonably practicable, notify the Company, at any time when a Prospectus is required to be delivered (or deemed delivered) under the Securities Act, of the occurrence of an event, of which such Holder has knowledge, relating to such Holder or its Sale of Registrable Securities thereunder requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered (or deemed delivered) to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c)    Each Holder agrees by acquisition of such Registrable Securities, that, upon receipt of any written notice from the Company of the occurrence of an Unusual Shelf Suspension, such Holder will (i)(A) shall treat the notice as confidential information, (B) shall not use any confidential information for any purpose, (C) shall not trade while aware of such confidential information unless and until such information shall become public or shall cease to be material and (D) shall not disclose any such information to any Person; provided, that any such Holder may disclose confidential information if such disclosure is required by legal process, but such Holder shall cooperate with the Company to limit the extent of such disclosure through protective order or otherwise, and to seek confidential treatment of the information and (ii) will cease any Transfers of Registrable Securities until such suspension has been lifted.

(d)    Each Holder agrees that it will not use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any Transfer of Registrable Securities other than one that has been provided by the Company for use in connection therewith.

Section 2.04.    Indemnification. (a) The Company shall indemnify and hold harmless each Holder that is a seller of Registrable Securities, and the employees, officers, directors, partners, managers and members of each such Holder, and each Person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, from and against any Damages; provided, however, that the Company shall not be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, controlling Person or other aforementioned Person expressly for use in connection with such registration.

(b)    In connection with any Registration Statement in which a Holder that is a seller of Registrable Securities is participating, each such Holder shall, severally and not jointly, indemnify and hold harmless the Company, and each of its directors, officers and employees, each Person (if any) who controls the Company within the meaning of the Securities Act, any other Holder selling securities in such registration statement and any controlling Person of any such other Holder, from and against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with the Registration Statement; provided, however, that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Section 2.04(b) and Section 2.04(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)    Promptly after receipt by an indemnified party under this Section 2.04 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.04, give the indemnifying party prompt notice of the commencement thereof. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In the event that the indemnified party does not request appointment of counsel from the indemnifying party, the indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties, and that all such fees shall be reimbursed as they are incurred. Such firm shall be designated in writing by the applicable Holder in the case of parties indemnified pursuant to Section 2.04(a) and by the Company in the case of parties indemnified pursuant to Section 2.04(b). The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.04, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party other than pursuant to this Section 2.04. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)    To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.04 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.04 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.04, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions or other actions that resulted in such loss, claim, damage, liability or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.04(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.04(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder. The Company and Holders agree that it would not be just and equitable if contribution pursuant to this Article 2 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in this Section 2.04(d).

(e)    The obligations of the Company and Holders under this Section 2.04 shall survive the Transfer of securities.

Section 2.05.    Registration Expenses. All Registration Expenses shall be borne by the Company. All Selling Expenses shall be borne by the Holders pro-rata on the basis of the number of Registrable Securities sold, or as otherwise agreed by the Holders.

ARTICLE 3

MISCELLANEOUS

Section 3.01.    Term. This Agreement shall terminate upon the earlier of (a) six months after the date of this Agreement and (b) the date on which there shall no longer be any Registrable Securities outstanding; provided, however, that the Company’s obligations under Sections 2.02(a) and 2.02(c), and the parties’ obligations under Section 2.04, shall survive the termination of this Agreement.

Section 3.02.    Successors and Assigns. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

(b)    Except as set forth in, and under the circumstances contemplated by, Section 2.02(d), neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Registrable Securities or otherwise.

(c)    Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 3.03.    Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to the Company to:

Exxon Mobil Corporation
5959 Las Colinas Blvd.
Irving, TX 75039
Attention: James E. Parsons
Facsimile No.: 972-444-1488
E-mail: james.e.parsons@exxonmobil.com

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Ave
Attention: George R. Bason Jr.
Facsimile No.: 212-701-5340
E-mail: george.bason@davispolk.com

if to any of the Holders, to such Holder as provided for on such Holder’s signature page hereto:

with a copy to:

Kelly Hart & Hallman LLP
201 Main Street, Suite 2500
Fort Worth, Texas 76102
Attention:	Calvin M. Jackson
Robin B. Perras
Facsimile No.: (817) 878-9280
E-mail:	cal.jackson@kellyhart.com
robin.perras@kellyhart.com

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 3.04.    Amendments and Waivers. Any provision of this Agreement may be amended or waived, but only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

Section 3.05.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to the conflicts of laws rules of such state.

Section 3.06.    Jurisdiction. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Texas and the federal courts of the United States of America located in Tarrant County, Texas and appropriate appellate courts therefrom for the resolution of any dispute, controversy, or claim arising out of or in relation to this Agreement or the transactions contemplated hereby, and each party hereby irrevocably agrees that all actions, suits and proceedings in respect of such dispute, controversy or claim may be heard and determined in such courts. Each party hereby irrevocably waives, to the fullest extent permitted by Applicable Law, (a) any objection it may now or hereafter have to the laying of venue of any such action, suit or proceeding in any of the aforesaid courts, (b) any claim it may now or hereafter have that any such action, suit or proceeding has been brought in an inconvenient forum and (c) the right to object, in connection with such action, suit or proceeding, that any such court does not have any jurisdiction over such Person. Each party hereby irrevocably consents to the service of any papers, notices or process at the address set out in Section 3.02 in connection with any action, suit or proceeding and agrees that nothing herein will affect the right of the other parties to serve any such papers, notices or process in any other manner permitted by applicable law. Each party agrees that a judgment in any such dispute, controversy or claim may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

Section 3.07.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.08.    Specific Enforcement. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Texas or any Texas state court, in addition to any other remedy to which they are entitled at law or in equity.

Section 3.09.    Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Electronic or facsimile signatures shall be deemed to be original signatures.

Section 3.10.    Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter of this Agreement.

Section 3.11.    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE COMPANY:

EXXON MOBIL CORPORATION
A New Jersey Corporation

By:	/s/ Brad W. Corson
Brad W. Corson
Vice President

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HOLDERS:

LGCA Holdings, L.P.

By:	LGCAH Genpar, LLC, General Partner

By:	/s/ Mitchell R. Roper
Mitchell R. Roper, President and Chief Operating Officer

LGCA Holdings, L.P.
201 Main Street, Suite 2600
Fort Worth, Texas 76102
Attention: William O. Reimann
Facsimile No.: (817) 820-1639
Email: breimann@barbnet.com

RBBMI Holdings, L.P.

By:	RBH Genpar, LLC, General Partner

By:	/s/ Mitchell R. Roper
Mitchell R. Roper, President and Chief Operating Officer

RBBMI Holdings, L.P.
201 Main Street, Suite 2600
Fort Worth, Texas 76102
Attention: William O. Reimann
Facsimile No.: (817) 820-1639
Email: breimann@barbnet.com

[Signature Page to Registration Rights Agreement]

SBCA Holdings, L.P.

By:	SBCAH Genpar, LLC, General Partner

By:	/s/ Mitchell R. Roper
Mitchell R. Roper, President and Chief Operating Officer

SBCA Holdings, L.P.
201 Main Street, Suite 2600
Fort Worth, Texas 76102
Attention: William O. Reimann
Facsimile No.: (817) 820-1639
Email: breimann@barbnet.com

[Signature Page to Registration Rights Agreement]